Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

W. P. CAREY INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	457(o)(1)	—	—	$1,000,000,000	0.0000927	$92,700
	Total Offering Amounts					$1,000,000,000		$92,700	(1)
	Total Fees Previously Paid							—
	Total Fee Offsets							$4,841.96	(2)
	Net Fee Due							$87,858.04

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	W. P. Carey Inc.	424 (b)(5)	333-233159	08/09/2019		$4,841.96	(2)	Equity	Common Stock	—	$50,711,806
Fee Offset Sources	W. P. Carey Inc.	424 (b)(5)	333-233159		08/09/2019							$71,609.40	(2)

(1)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), W. P. Carey Inc. initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-264613), filed on May 2, 2022.

(2)	W. P. Carey Inc. has previously registered shares of common stock having an aggregate offering price of up to $750,000,000, offered by means of a 424(b)(5) prospectus supplement, dated August 9, 2019 (the “Prior Prospectus Supplement”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-233159), filed with the Securities and Exchange Commission on August 9, 2019. In connection with the filing of the Prior Prospectus Supplement, W. P. Carey Inc. made a contemporaneous fee payment in the amount of $71,609.40. As of the date of this registration statement, shares of common stock having an aggregate offering price of up to $50,711,806 were not sold under the Prior Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $4,841.96 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement. W. P. Carey Inc. has terminated the offering that included the unsold securities under the Prior Registration Statement.